Exhibit 10.19

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of March 20, 1998 by and between JOSEPH MASTERS (the "Employee") and URS CORPORATION, a Delaware corporation (the "Company").

     1. TERM OF EMPLOYMENT.

          (a) Basic Rule. The Company agrees to employ the Employee, and the Employee agrees to remain in employment with the Company, from the date hereof until the date when the Employee's employment terminates pursuant to Subsection
(b), (c), (d), (e) or (f) below.

          (b) Termination by Company Not for Cause. The Company may terminate the Employee's employment at any time without Cause (as defined below) and for any reason or no reason whatsoever by giving the Employee 30 days' advance notice in writing.

          (c) Termination by Company for Cause. The Company may terminate the Employee's employment for Cause by giving the Employee notice in writing. For all purposes under this Agreement, "Cause" shall mean:

               (i) A willful failure or omission of the Employee to perform his duties hereunder, other than as a result of the death or Disability of Employee (as defined below).

               (ii) A willful act or omission by the Employee involving material injury to the Company (or to any parent, subsidiary or affiliated corporation or related entity of the Company), gross misconduct, fraud or dishonesty;

               (iii) The Employee's conviction of, or plea of "guilty" or "no contest" to, a felony; or

               (iv) The Employee's willful disobedience of orders and directives of the Chief Executive Officer of URS Corporation or his designee (as determined under Section 2(a)).

No act, omission or failure to act by the Employee shall be considered "willful" unless committed without good faith and without reasonable belief that the act, omission or failure to act was in the Company's best interests.

          (d) Resignation by Employee. The Employee may terminate his employment by giving the Company 30 days' advance notice in writing.

          (e) Death of Employee. The Employee's employment shall terminate automatically in the event of his death.

          (f) Disability. The Company may terminate the Employee's employment due to Disability by giving the Employee notice in writing. For all purposes under this Agreement,


                                       1.

"Disability" shall mean that at the time the notice is given the Employee has been unable to perform the essential duties of his position under this Agreement, with or without reasonable accommodation, for a continuous period of at least six months because of a mental or physical impairment that substantially affects one or more major life activities.

          (g) Rights Upon Termination. Except as expressly provided in Sections 6 and 7, upon the termination of the Employee's employment pursuant to this
Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3, 4 and 5 for the period preceding the effective date of the termination. Neither the preceding sentence nor any other provisions of this Agreement shall be construed to give rise to any right, entitlement or vesting as to any compensation or benefit under any employee benefit plan or program referred to in Section 4 that has not been paid as of the time of employment termination. By way of example and not by way of limitation, except as may be specifically required by the written terms and conditions thereof without regard to this Agreement, Employee shall not have any right to, shall not be vested in, and shall not be entitled to any full or partial incentive or bonus compensation or any other amount whatsoever under any nonqualified management incentive or bonus compensation plan or arrangement if Employee's employment shall have terminated before amounts are actually paid thereunder, whether for the period under such plan or arrangement during which Employee's employment ceases or any other period. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

          (h) Employment by Affiliate. The employment of the Employee shall not be considered to have terminated for purposes of this Agreement if the Employee is employed by a parent, subsidiary or affiliated corporation or related entity of the Company.

          (i) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied.

     2. DUTIES AND SCOPE OF EMPLOYMENT.

          (a) Position. The Company agrees to employ the Employee in an executive position as the senior legal officer of the Company for the term of his employment under this Agreement. The Employee shall report to the Chief Executive Officer of the Company or, if so directed by such Chief Executive Officer, to the President or Chief Financial Officer of the Company, and shall serve in such positions on behalf of the Company and its parent, subsidiary and affiliated corporations and related entities and perform such duties consistent with an executive and senior legal officer position for such corporations and entities as may be required by such Chief Executive officer or designee. It is anticipated that the Employee's duties will require him to travel frequently and extensively. The Employee's principal office may be changed from time to time with the approval of the Employee, provided the Company reimburses reasonable relocation expenses of the Employee in accordance with generally applicable policies of the Company.

          (b) Obligations. During the term of his employment under this Agreement, the Employee shall devote his full business efforts and time to the Company and its parent, subsidiary and affiliated corporations and related entities and shall not render services to any



                                       2.

other person or entity without the prior written consent of the Chief Executive Officer of the Company. The foregoing, however, shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities.

          (c) Other Agreements. The Employee shall from time to time execute and deliver to Company and its parent, subsidiary and affiliated corporations and related entities such agreements, documents and instruments as the Company may reasonably require, including, without limitation, confidentiality, trade secret, invention assignment and other agreements.

          (d) Resignation from Other Positions. Immediately upon request by the Company, before or after the termination of the employment of the Employee, he shall resign from any position he holds as director, officer, trustee, nominee, agent for service of process, attorney-in-fact or similar position with respect to the Company or a parent, subsidiary or affiliated corporation or related entity of the Company, and shall execute, verify, acknowledge, swear to and deliver any documents and instruments reasonably requested by the Company or required to reflect such resignation.

     3.   BASE COMPENSATION.

          During the term of his employment under this Agreement, the Company agrees to pay the Employee as compensation for his services a base salary at an annual rate of no less than $165,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Section 3, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

     4. EMPLOYMENT BENEFITS, STOCK OPTIONS, AND INCENTIVE COMPENSATION, AND OTHER COMPENSATION PLANS AND PROGRAMS.

          During the term of his employment under this Agreement, the Employee shall be eligible to participate in the employee benefit plans, stock option and other equity-based incentive and compensation plans, and other executive incentive and compensation programs maintained with respect to employees of the Company, subject in each case to (i) the generally applicable terms and conditions of the plan or program in question and to the determinations of the Board of Directors of the Company or any committee or other person administering such plan or program, (ii) determinations by the Company, any such corporation or entity, or any such board, committee or person as to whether and to what extent Employee shall so participate or cease to participate, and (iii) amendment, modification or termination of any such plan or program in the sole and absolute discretion of the Company or its parent, subsidiary or affiliated corporation or related entity maintaining such plan.

     5.   BUSINESS EXPENSES.

          In accordance with the Company's generally applicable policies, (i) during the term of his employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder, and (ii) the Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation.

                                       3.

     6.   CHANGE IN CONTROL.

          (a) Definition. For all purposes under this Agreement, "Change in Control" shall mean the occurrence, after the date of this Agreement, of any of the following events:

               (i) A change in control of the Company required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (ii) A change in the composition of the Company's Board of Directors (the "Board") as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative vote of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

               (iii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than a person that immediately before the acquisition or aggregation of securities referred to immediately hereinafter, directly or indirectly controls, is controlled by, or is under common control with the Company, through the acquisition or aggregation of securities, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

          (b) Good Reason. For all purposes under this Agreement, "Good Reason" shall mean that either (i) the Employee has incurred a reduction in his Base Compensation or (ii) the Company has materially breached its obligations under
Section 2(a) and, at the time of such breach, the Employee is in compliance with his obligations thereunder and under the other provisions of this Agreement.

          (c) Change in Control Payment. If, during the term of this Agreement and within one year after the occurrence of a Change in Control, the Employee voluntarily resigns his employment for Good Reason or the Company terminates the Employee's employment for any reason other than Cause or Disability, then the Employee shall be entitled to receive a severance payment from the Company (the "Change in Control Payment") and in addition shall be entitled to Severance Benefits in accordance with Subdivision (ii) of Section 7(a). No Change in Control Payment shall be made in case of termination of employment of the Employee by reason of resignation of the Employee other than for Good Reason, death of the Employee, or any other circumstance not specifically and expressly described in the immediately preceding sentence. The Change in Control Payment shall be made in a lump sum not more than five business days following the date of the employment termination and shall be in an amount determined under

                                       4.

Subsection (d) below; provided, however, in no event shall the Company be required to make the Change in Control Payment unless and until Employee executes and delivers to the Company a release in the form of Exhibit A and seven (7) days have elapsed following such execution and delivery without revocation of such release by Employee. The Change in Control Payment shall be in lieu of (i) any further payments to the Employee under Section 3, (ii) any further accrual of benefits under Sections 4 with respect to periods subsequent to the date of the employment termination and (iii) any entitlement to a Severance Payment (as defined in Subdivision (i) of Section 7(a) below).

          (d) Amount. Subject to the provisions of Sections 8(a) and 8(b), the amount of the Change in Control Payment shall be equal to two hundred (200) percent of the Employee's annual rate of Base Compensation, as in effect on the date of the employment termination.

     7.    INVOLUNTARY TERMINATION WITHOUT CAUSE.

          (a) Severance. In the event that, during the term of this Agreement, the Company terminates the Employee's employment for any reason other than Cause or Disability or the Employee voluntarily resigns his employment for Good Reason within one month of the effective date of a reduction of his Base Compensation or the Company's material breach of its obligations under Section 2(a), as the case may be, and Section 6 does not apply, then:

               (i) The Company shall pay an amount ("Severance Payment") in installments (or a lump sum if the Company so elects), as provided below, equal in the aggregate to one hundred percent (100%) of the Employee's annual rate of Base Compensation as in effect on the date of employment termination, less Base Compensation paid to the Employee for any period up to one (1) month between the date of termination and the date that notice thereof was given, plus any accrued and unpaid vacation at the time of such termination. The Severance Payment shall be made in installments at the same rate and in accordance with the same schedule as Base Compensation would have been paid had employment continued until the Severance Payment has been made in full; provided, however, at its election the Company may at any time pay any remainder of the Severance Payment in a lump sum.

               (ii) For the period of one (1) year following such termination (reduced by any period up to one (1) month between the date of termination and the date that notice thereof was given), the Company shall (i) reimburse the Employee for dental and health insurance premiums required to be paid by the Employee for such one (1) year (or reduced) period to obtain COBRA continuation coverage within the meaning of Section 4980B(f) (2) of the Internal Revenue Code of 1986, as amended (the "Code"), provided the Employee elects such continuation coverage, and (ii) cause group long-term disability insurance coverage and basic term life insurance coverage with a death benefit of up to $100,000 then provided to the Employee by the Company, if any, to be continued for such one
(1) year (or reduced) period (or, if such coverage cannot be continued or can only be continued at a cost to the Company greater than the Company would have incurred absent such termination, then, at the Company's election, the Company may either provide such long-term disability or term life insurance as may be available at no greater cost than one hundred fifty percent (150%) of what the Company would have incurred absent such termination or pay to the Employee one hundred fifty percent (150%) of the amount of premiums the Company would have incurred to continue such coverage absent



                                       5.

such   termination)   (payments  and  benefits  under  this  Subdivision   (ii),
collectively "Severance Benefits").

               (iii) There shall be credited toward payment and provision of the Severance Payment and Severance Benefits any other payments or benefits paid or provided to the Employee by or on behalf of the Company or its parent or subsidiaries as a result of any such termination of employment (other than payment of vacation accrued as of such termination, and provided that mere acceleration of exercisability of stock options or of the time of payment or provision of other payments or benefits that are payable or required to be provided to the Employee without regard to termination of employment shall not be considered to result from such termination). The first installment of the Severance Payment shall be made not later than thirty (30) days after such termination, and Severance Benefits shall be provided monthly commencing after the expiration of one (1) month following such termination; provided, however, in no event shall the Company be required to make or provide any Severance Payment or Severance Benefit unless and until the Employee executes and delivers to the Company a release in the form of Exhibit A and seven (7) days have elapsed following such execution and delivery without revocation of such release by the Employee (except that pending either such execution and delivery of such a release by the Employee or failure of the Employee to do so within such thirty
(30) period, the Company will advance for the account of the Employee premiums required to be paid during such thirty (30) day period if necessary to avoid lapse with respect to the Employee within such period of a group dental, health or disability policy to which Severance Benefits relate, which advance shall be repaid by the Employee on expiration of such thirty (30) day period in case the Employee fails to so execute and deliver such a release).

          (b) Termination of Severance Benefits. All Severance Benefits shall be discontinued completely as of the date when the Employee returns to employment or self-employment, whether full- or part-time, with an entity that offers any group insurance coverage to its employees or independent contractors, regardless of whether such coverage is equivalent to the insurance coverage contemplated by the Severance Benefits.

     8.  LIMITATION ON PAYMENTS.

          (a) Basic Rule. Any other provision of this Agreement notwithstanding, the Company shall not be required to make any payment to, or for the benefit of, the Employee (under this Agreement or otherwise) that would be nondeductible by the Company by reason of section 280G of the Code or that would subject the Employee to the excise tax described in section 4999 of the Code, and any payment or benefit that would be nondeductible by reason of section 162(m) of the Code shall to the extent be deferred and paid or provided in the next taxable year when it can be paid or provided without limitation by section 162(m) of the Code. All calculations required by this Section 8 shall be performed by the independent auditors retained by URS Corporation most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

          (b) Reductions. If the amount of the aggregate payments to the Employee must be reduced under this Section 8, then the Employee shall direct in which order the



                                       6.

payments are to be reduced, but no change in the timing of any payment shall be made without the Company's consent except as provided above with respect to the limitation of section 162(m) of the Code. As a result of uncertainty in the application of sections 162(m), 280G and 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f) (2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is nondeductible under section 162(m) or 280G of the Code or is subject to an excise tax under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

     9.   NONDISCLOSURE.

          During the term of this Agreement and thereafter, the Employee shall not, without the prior written consent of the Board, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) confidential information or proprietary data of the Company or any parent, subsidiary or affiliated corporation or related entity of the Company, except as required by applicable law or legal process, in which case promptly and before disclosure the Employee shall give notice to the Company of any such requirement or process; provided, however, that confidential information shall not include any information available from another source on a nonconfidential basis, known generally to the public, or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Employee). The Employee agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents or electronic information (and copies thereof) relating to the business of the Company or any parent, subsidiary or affiliated corporation or related entity of the Company, which he may then possess or have under his control. Nothing in this Section 9 or elsewhere in this Agreement shall be deemed to waive, or to permit or authorize the Employee to take any action which waives or could have the consequence of waiving, the attorney-client privilege, the work product doctrine or any other privilege or doctrine with respect to any information in the possession of the Employee or any communication between the Employee and the Company, its parent, subsidiary and affiliated corporations, any related entities or any of their respective directors, officers, employees, agents or other representatives.

     10.   MISCELLANEOUS PROVISIONS.

          (a) Successors. Subject to Subsection (i) below and provided that the Employee may not delegate his duties hereunder without the consent of the Board of Directors of



                                       7.

the Company, this Agreement and all rights hereunder shall inure to the benefit of, and be enforceable by, the parties' successors, assigns, personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

          (b) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing for income tax withholding purposes or by notice given pursuant to this Subsection (a). In the case of the Company, mailed notices shall be addressed to its corporate as reflected in its most recent Report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission, directed to the attention of its Secretary.

          (c) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. Effective as of the date hereof, this Agreement supersedes all prior employment agreements and severance agreements between the parties, their parents, subsidiaries and affiliates, and their respective predecessors (but not that certain Indemnification Agreement dated as of January 20, 1997, between the Company and the Employee, which remains in full force and effect).

          (e) Withholding. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law. The Employee hereby declares under penalty of perjury that his Social Security Number is ###-##-####. To the extent permitted by applicable law, the Company shall also be entitled to withhold from or offset against any payments under this Agreement any amounts owed by the Employee (whether or not liquidated) to the Company or any parent, subsidiary or affiliated corporation or related entity or either of them.

          (f) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of California, without regard to where the Employee has his residence or principal office or where he performs his duties hereunder.

          (g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.



                                       8.

          (h) Arbitration. Except as otherwise provided in Section 8, and except for any action by the Company seeking injunctive relief against the Employee, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or the Employee's employment with the Company or the terms and conditions or termination thereof, or any action or omission of any kind whatsoever in the course of or connected in any way with any relations between the Company and the Employee, including without limitation all claims encompassed within the scope of the form of General Release attached to this Agreement as Exhibit A, shall be finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be administered by the San Francisco, California regional office of such Association and shall be conducted at the San Francisco, California offices of such Association or at such other location in San Francisco, California as such Association may designate. All fees and expenses of the arbitrator and such Association shall be borne as designated by the arbitrator. The Company and the Employee acknowledge and agree that any and all rights they may have to resolve their claims by a jury trial are hereby expressly waived.

          (i) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (i) shall be void.



                                       9.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                      /s/Joseph Masters
                                      ------------------------------------------
                                      JOSEPH MASTERS

                                      Date:    March 20, 1998
                                           -------------------------------------


                                      URS CORPORATION



                                      By:  /s/Kent P. Ainsworth
                                           -------------------------------------
                                              KENT P. AINSWORTH
                                              Title:  Executive Vice President

                                      Date:    March 20, 1998
                                           -------------------------------------



                                      10.

                                    EXHIBIT A

                                 GENERAL RELEASE


         This General Release ("Release") is executed and delivered by Joseph Masters ("Employee") to and for the benefit of URS Corporation, a Delaware corporation, and any parent, subsidiary or affiliated corporation or related entity of URS Corporation (collectively, the "Company").

         In  consideration  of certain  benefits  which  Employee  will  receive following termination of employment pursuant to the terms of the Employment Agreement entered into as of March __, 1998 between the Employee and the Company (the "Agreement"), the sufficiency of which Employee hereby acknowledges, Employee hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges Company, its predecessors, successors, subsidiaries, parents, related companies and business concerns, affiliates, partners, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as "Releasees") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, arbitrations, unfair labor practice charges, wages, vacation payments, severance payments, obligations, commissions, overtime payments, workers compensation claims, debts, profit sharing or bonus claims, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown to Employee which Employee now owns or holds or has at any time owned or held as against Releasees, or any of them through the date Employee executes this Release ("Claims"), including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims arising out of or in any way connected to Employee's employment with or separation of employment from Company including any Claims based on contract, tort, wrongful discharge, fraud, breach of fiduciary duty, attorneys' fees and costs, discrimination in employment, any and all acts or omissions in contravention of any federal or state laws or statutes (including, but not limited to, federal or state securities laws, any deceptive trades practices act or any similar act in any other state and the Racketeer Influenced and Corrupt Organizations Act), and any right to recovery based on state or federal age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, union affiliation or other anti-discrimination laws, including, without limitation, Title VII, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the National Labor Relations Act, the California Fair Employment and Housing Act, and any similar act in effect in any jurisdiction applicable to Employee or the Company, all as amended, whether such claim be based upon an action filed by Employee or by a governmental agency; provided that, expressly excluded from this Release are any and all Claims Employee may have for indemnification under the Bylaws of the Company and any Claims arising under the terms of the Indemnification Agreement between URS Corporation and Employee dated as of January 20, 1997 and any amendment, supplement or replacement thereof.

         During the time Employee is entitled to any Severance Payment or Severance Benefits, as defined and provided in Sections 6 and 7 of the Agreement, Employee agrees (i) to assist, as reasonably requested by Company, in the transition of Employee's responsibilities and (ii) not to solicit any employee of Company to terminate or cease employment with Company. Without

                                       1.

superseding any other agreements, including the Agreement, and obligations Employee has with respect thereto, (i) Employee agrees not to divulge any information that might be of a confidential or proprietary nature relative to Company, and (ii) Employee agrees to keep confidential all information contained in this Release (except to the extent (A) Company consents in writing to disclosure, (B) Employee is required by process of law to make such disclosure and Employee promptly notifies Company of receipt by Employee of such process, or (C) such information previously shall have become publicly available other than by breach hereof on the part of Employee).

         Employee acknowledges and agrees that neither anything in this Release nor the offer, execution, delivery, or acceptance thereof shall be construed as an admission by Company of any kind, and this Release shall not be admissible as evidence in any proceeding except to enforce this Release.

         It is the intention of Employee in executing this instrument that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Employee hereby expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified, and elects to assume all risks for claims that now exist in Employee's favor, known or unknown, that are released under this Release. Employee acknowledges Employee may hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

         If any provision of this Release or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provision or application. To this end, the provisions of this Release are severable.

         Employee represents and warrants that Employee has not heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released.

                               NOTICE TO EMPLOYEE

         The law requires that Employee be advised and Company hereby advises Employee in writing to consult with an attorney and discuss this Release before executing it. Employee acknowledges Company has provided to Employee at least 21 calendar days within which to review and consider this Release before signing it.

         Should Employee decide not to use the full 21 days, then Employee knowingly and voluntarily waives any claims that Employee was not in fact given that period of time or did not



                                       2.

use the entire 21 days to consult an attorney and/or consider this Release. Employee acknowledges that Employee may revoke this Release for up to seven calendar days following Employee's execution of this Release and that it shall not become effective or enforceable until the revocation period has expired. Employee further acknowledges and agrees that such revocation must be in writing addressed to Company as follows: _____________________, and received by Company as so addressed not later than midnight on the seventh day following execution of this Release by Employee. If Employee so revokes this Release, the Release shall not be effective or enforceable and Employee will not receive the monies and benefits described above. If Employee does not revoke this Release in the time frame specified above, the Release shall become effective at 12:00:01 A.M. on the eighth day after it is signed by Employee.


                PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A
                GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         I have read and understood the foregoing General Release, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my own choice, and I accept and agree to its terms, acknowledge receipt of a copy of the same and the sufficiency of the monies and benefits described above, and hereby execute this Release voluntarily and with full understanding of its consequences.



Dated: _________________________________       _________________________________
                                                         Employee

                                       3.